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J. Biophotonics 1–9 (2012) / DOI 10.1002/jbio.201100080

Journal of BIOPHOTONICS

FULL ARTICLE

Comparison of two methods for noninvasive determination of carotenoids in human and animal skin: Raman spectroscopy versus reflection spectroscopy

Maxim E. Darvin[*,1], *Carl Sandhagen*[2], *Wolfgang Koecher*[*,2], *Wolfram Sterry*[1], *Juergen Lademann*[1], and *Martina C. Meinke*[1]

[1] Charité – Universitätsmedizin Berlin, Department of Dermatology, Venerology and Allergology, Center of Experimental and Cutaneous Physiology (CCP), Charitéplatz 1, 10117 Berlin, Germany
[2] Opsolution Spectroscopic Systems GmbH, Goethestr. 25–27, 34119 Kassel, Germany

Received 24 August 2011, revised 22 December 2011, accepted 29 December 2011
Published online 24 January 2012

Key words: antioxidants, epidermis, bovine udder skin, free radicals, antiageing, chromophores

Based on compelling in vivo and in vitro studies on human skin, carotenoids are thought to be of great interest as powerful antioxidants acting to prevent free-radical-induced damages, including premature skin ageing and the development of skin diseases such as cancer. Among the available techniques that are suitable for noninvasive determination of carotenoids in human skin, are resonance Raman spectroscopy (RRS) and reflection spectroscopy (RS). For RS, a LED-based miniaturized spectroscopic system (MSS) was developed for noninvasive measurement of carotenoids in human skin. The optimization and subsequent calibration of the MSS was performed with the use of RRS. A strong correlation between the carotenoid concentration determined by the RS and for the RRS system was achieved for human skin in vivo ($R = 0.88$) and for bovine udder skin in vitro ($R = 0.81$).


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Diffuse reflectance spectrum obtained in vivo from the human skin under LED excitation at 465 ± 25 nm.

1. Introduction

Free radicals are continuously produced in human skin subsequent to metabolic processes [1], radiation of the sun [2–4], influence of environmental hazards and toxins [5]. Normally, redox processes are well balanced by the antioxidant defence system [6], but in the case of an evident increase in free-radical concentration, the oxidative reactions dominate, thus giving rise to oxidative stress conditions [7, 8].

Free-radical-induced oxidative stress serves as the main cause for development of premature skin ageing [9–12] and different skin diseases, including skin cancer [13–15]. In addition, the protective func-

* Corresponding author: e-mail: maxim.darvin@charite.de, Phone: +49 30 450 518 208, Fax: +49 30 450 518 918; koecher@opsolution.de, Phone: +49 561 52 14 10, Fax: +49 561 52 14 111

tion of antioxidants by reducing the risk of cardiovascular diseases has also been found [16]. Among a variety of cutaneous antioxidants, carotenoids (alpha-carotene, beta-carotene, lycopene, lutein), vitamins (A, C, D, E), enzymes (superoxide dismutase, catalase, glutathione peroxidise) and other substances (flavonoids, lipoic acid, uric acid, selenium, coenzyme Q10, etc.) could be listed [17–20]. All antioxidants act as a "protection chain", which means that different antioxidants possess a synergistic action, consequently protecting each other from direct destruction due to the reactions of neutralization of free radicals [21, 22]. This occurs if antioxidants are applied in a balanced mixture at physiological concentrations [23]. Recently, it was shown that carotenoids, acting as powerful antioxidants [24–26], can serve as marker substances for the complete antioxidative network of human skin [27–29]. Carotenoids are dietary supplemented antioxidants and the factors influencing the kinetic of their degradation and increasing in human skin are determined [30–33]. Lifestyle factors like smoking, psychological stress and alcohol abuse reduce the level of antioxidants [34, 35], therefore the carotenoid concentration in plasma and in the skin can vary substantially, in which a correlation between both has been shown [36]. Moreover, a strong correlation was achieved between skin roughness, measured as a depth and density of the furrows and wrinkles, and concentration of cutaneous lycopene [37]. Thus, the noninvasive measurement of carotenoids in human skin is highly important and innovative in providing such a control.

As a well-established method of noninvasive selective measurements of cutaneous carotenoids, resonance Raman spectroscopy (RRS) is widely used [38–42]. The incontestable advantage of RRS is the selective measurement of the carotenoids [43]. Besides the principle limitations of the RRS method [44, 45] the main practical shortcoming lies in the bulky size of the set-up, which depends mostly on the sizes of the utilized laser and spectrometer. The spectrometer used in the RRS setup is sensitive to the vibrations, which make any transportation of RRS devices undesirable. Moreover, the RRS device is expensive and therefore limited in its application in hospitals and medical centers.

While the first attempts to apply spectroscopic measurement in medicine started in the middle of the 19th century, a successful implementation was achieved only in 1954 [36]. For more than 50 years, studies have been performed regarding reflection spectroscopy in human skin. Most of these investigations were performed for measurement of the blood components haemoglobin, bilirubin and melanin through the skin in different spectral ranges [46–48], which were then used for the evaluation of the skin color [49]. Many studies did not take into account the presence of carotenoids in human epidermis [48].

In 1964, Buckley and Grum [50] mentioned the possibility to determine the carotenoids in human skin by reflection spectroscopy under excitation at around 480 nm. The influence of other cutaneous chromophores made the measurement of carotenoids irreproducible.

The reflection spectroscopic method for measurement of carotenoids in the skin was previously presented by Niedorf [36] with the focus on the investigation of bovine skin. By the use of a grating spectrometer (170–880 nm) and a halogen light source (350–2000 nm) coupled with seven fiber optics, Niedorf compared his reflection spectroscopic measurements with HPLC analysis of 15 biopsies taken from bovine udder skin. For the prediction of carotenoid concentration, he received a significant correlation of $R = 0.711$. Since bovine udder skin is spectroscopically similar to human skin, the results were used at a later date on human skin by Stahl et al. [51].

The necessity of a compact, vibration-stable, storage battery-based device for measurement of carotenoids in human or animal skin is now of great interest in the fields of cosmetology, dermatology, veterinary science and in the food industry.

In the present paper, a small portable device based on reflection spectroscopy using light-emitting diodes (LEDs) for noninvasive measurements of carotenoids in human skin is presented and compared to RRS measurements.

2. Experimental

2.1 *Resonance Raman spectroscopy (RRS)*

The efficiency of Raman scattering strongly depends on the absorption spectra of the investigated molecules and drastically increased under the resonance conditions of excitation. Carotenoids absorb the light in the blue-green range of the optical spectrum [52]. Therefore, the resonance conditions of excitation of carotenoids were performed with the use of an Ar+ laser, operating at 488 nm and 514.5 nm. The intensity of the prominent Raman peak at 1525 cm^{-1}, originating from the carbon–carbon double bond stretch vibration of carotenoid molecules, was measured for determination of carotenoid concentration in human skin [53]. The appropriated Stokes lines, originating from the excitation wavelengths at 488 nm and 514.4 nm, were measured at 527.2 nm and 558.3 nm, respectively, by the use of a broad filter transmitting in the range between 525 nm and

560 nm. The fluorescence background was minimized by use of the photobleaching effect [54].

The differences in the absorption properties of the most prevalent cutaneous carotenoids beta-carotene and lycopene and, as a result, in their Raman scattering efficiencies measured at 527.2 nm and 558.3 nm, were used for the separate determination of these molecules in human skin [55]. The substantial decrease in the influence of cutaneous pigmentation and heterogeneities, such as microstructure on RRS measurements, was achieved by the use of a relatively broad excitation beam, which was 6.5 mm in diameter.

A detailed description of the applied Raman setup has been given previously by our group [55].

2.2 *Reflection spectroscopy (RS)*

The mobile device with a LED light source used in the present study was developed for measurement of carotenoids in human skin. The miniaturized spectroscopic system (MSS), containing a replicated holographic grating spectrometer (U.S. patent No.: US007,692,790), was operated in the wide optical range between 390–970 nm.

A LED emitting a bright spectrum ranging from 440 to 490 nm (10% of maximum intensity), was used as a source of excitation. For illumination of skin and collection of reflected light, no fiber optic was applied. Wavelength calibration was performed with the use of a neon glow-discharge lamp at wavelengths of 540.06, 566.33, 585.25, 594.48, 614.31, 626.25 and 650.65 nm in the third order. The spectrometer is used in the fourth order accordingly; it is calibrated at 405.05, 424.75, 438.94, 445.86, 460.73, 469.69 and 487.99 nm. Optical resolution of the utilized spectrometer was (3 ± 1) nm. The optical scheme of the developed MSS is presented in Figure 1. The most important part of the setup is the light barrier between the channel windows (excitation and receiving), which constrains the light to travel through the skin and prohibits the measurement of the light directly reflected back by the surface of the skin. The light barrier is the distance between the window of the excitation channel and the window of the receiving channel, which is impermeable to light. The reflection spectroscopy (RS) based MSS uses the tissue below the surface as a diffuse reflecting substrate.

The heightened pressure applied by an MSS could increase the remittance, as the blood flow in the dermal plexus is interrupted and the absorption is decreased [56], which could influence the reflection measurements. Therefore, standardized test conditions were performed to reduce the source of errors. For this purpose, the area of the MSS contacted to the skin surface had a diameter of 44 mm, which warranted the homogeneous distribution of the applied pressure on the skin surface. Thus, the necessary pressure was limited only by the full contact between the skin surface and excitation-receiving channels to prevent the penetration of light from outside. A heightened pressure is not recommended. The LED illuminated area on the skin surface corresponds to the dimensions of the window of the excitation channel. The MSS is designed to detect light from a depth up to 200 μm, which relates to the distribution of carotenoids in human epidermis.

2.3 *Data analysis*

The obtained spectrum was transmitted to a laptop through the Bluetooth system and analyzed by suitable software for the concentration of carotenoids in


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Figure 1 Optical scheme of miniaturized spectroscopic system (MSS) for noninvasive measurements of carotenoids in human skin based on reflection spectroscopy.

Journal of
BIOPHOTONICS

human or animal skin. The diffuse reflectance data were normalized to the lamp spectrum and transformed by the nonlinear function –log 10. The multivariate calibration method of partial least squares (PLS) was used to predict the RRS values. The analyses were performed using SciCraft 1.0.2, which is based on R (Copyright 2005, R Foundation for Statistical Computing, Version 2.2.1 (2005-12-20 r36812)) and Python (2.4.3 – Enthought Edition 1.0.0 (#69, Apr 18 2006, 15:43:47).

Crossvalidation was performed using the random segment method. Using 4 principal components, the regression vectors were applied to predict the RRS values, which are correlated with the concentration of carotenoids in human or animal skin.

Results are displayed as single numbers, ranging from 1 to 12 for human skin and from 1 to 20 for bovine udder skin on an arbitrary scale similar to the RRS scale. For the calibration, RRS measurements were performed on the same area of the skin and subsequently used as reference values. The calibration measurements for human skin were performed in vivo on both palms of healthy volunteers and for bovine skin in vitro, on excised healthy bovine udder skin.

2.4 *Volunteers*

The investigations were carried out on the left and right palms of 30 healthy volunteers, aged between 24 and 55 years (mean 36 years) with the skin type II or III in accordance with the Fitzpatrick classification [57]. All volunteers participating in the study had normal skin without visible skin abnormalities, such as extremely dry or fatty skin, wounds, skin "defects" or skin diseases. The study had been approved by the Ethics Committee of the Charité-Universitätsmedizin, Berlin.

2.5 *Bovine udder sample preparation*

The bovine udder skin was purchased from a nearby butcher (Fleischerei Staske, Berlin, Germany) and then prepared for the RS and RRS measurements. The skin was separated from the fat and small hairs were removed with a shaver without influencing the stratum corneum. The homogeneously pigmented skin areas of approx. 0.8 cm^2 were marked for further measurements. Approval for these experiments had been obtained from the Veterinary Office, Berlin-Treptow.

2.6 *Study protocol*

An area of approximately 0.8 cm^2 on both palms of volunteers was marked on the perimeter with permanent marker and then used for further in vivo investigations. RS and RRS measurements were performed noninvasively on the center of the marked skin area for the compliance of measured values.

The same procedure was performed for in vitro measurements on bovine udder skin.

3. Results

Figure 2 represents an emission spectrum of a LED and a typical reflectance spectrum of human skin measured on the palm. As can be seen, sufficient intensity to calculate the diffuse reflectance spectrum was available in the range between 450 nm and 490 nm.

The diffuse reflected light was analyzed. Figure 3 shows the –log 10 of the diffuse reflectance obtained in vivo from the human skin. The spectrum is normalized to the reference spectrum. The small dip in the diffuse reflected spectrum measured in the range between 458 nm and 472 nm (see Figure 3), was associated with the absorption of cutaneous carotenoids and, after the PLS calibration, was used to predict the carotenoid values obtained by RRS.

Figure 4 shows a calibration curve obtained in vivo on a palmar area of human skin (a) and in vitro on bovine udder skin (b) with the use of RRS. A strong correlation coefficient of $R = 0.88$ was achieved comparing the measured results of the RS and RRS systems performed on human skin in vivo. In the case of the in vitro measurements on bovine


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Figure 2 Reference (solid line) and reflected (dotted line) spectra of human skin measured on the palm under LED excitation at 465 ± 25 nm.


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Figure 3 Diffuse reflectance spectrum obtained in vivo from human skin under LED excitation at 465 ± 25 nm.

udder skin, a correlation coefficient of $R = 0.81$ was obtained, using both systems.

Stability of the measurements was determined by the standard deviation of the measured values, which were maximally not more than 10%. Usually, different series of successive measurements on the skin of one volunteer gave results of less then 5% standard deviation.

In Figure 5 the spectra of optical density from the palm of a human volunteer with a broader wavelength range obtained by a Hamamatsu C10988MA spectrometer irradiated with a white-light source (SL1, Stellar.net) are presented. The light is guided onto the skin via a 300 µm bare fiber (LIR 300/360 µm, LEONI Prinz Fiber Optics GmbH) with a stainless steel ferrule and the diffuse reflected light is collected using a lens with a focal length of 16 mm, which displays the light on the slit of the spectrometer with an illustration ratio of 1.3 : 1. The emitted light was collected over a distance of 1 mm. These spectra show the absorption bands of oxygenated/deoxygenated haemoglobin around 415/420 nm, 542 and 577 nm/555 nm [58]. The measurement range of the MSS is located between the Soret band and the two absorption bands above 500 nm. The two spectra obtained from positions close to each other show the influence of the scattering properties of the skin.

4. Discussion

The obtained diffuse reflectance spectra shown on Figure 5 are in accordance with the spectra measured by Stahl et al. [51], whose calibration was performed without reference skin data. Nevertheless, Stahl successfully applied the reflectance spectroscopy to observe changes in carotenoids on different body sites after oral intake of carotenoids and compared the data with blood carotenoids.

Optically, human skin is a complex inhomogeneous multilayered highly scattering and absorbing media with a high anisotropy factor. Normally, the reduced scattering coefficient μ_s' is higher than the absorption coefficient μ_a, which was determined with in vitro and in vivo measurements performed by different methods [59]. The randomly inhomogeneously distributed chromophores influence the optical properties μ_a and μ_s' of skin layers [60, 61]. Therefore, the reflectance spectra are determined by the scattering properties of the skin and also by the dermal chromophores. A strong absorber reduces the backscattered light due to absorption in the respective wavelength range where the absorption bands appear.

Thus, blue light at 465 ± 25 nm penetrates only approximately 150–200 µm deep into the skin


Values of RS measurements, a.u.
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Values of RS measurements, a.u.
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Figure 4 The calibration curve obtained in vivo on the palmar area of human skin (**a**) and in vitro on bovine udder skin (**b**) with the use of resonance Raman spectroscopy.


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Figure 5 Reflection spectra of human skin on the palm.

(average path length, which is related to the high absorption coefficient by the present wavelengths [62]).

Human skin contains different chromophores, which are able to absorb light in the blue range of the optical spectrum and could potentially influence the reflection measurements. The most prevalent of them are carotenoids, melanin, flavin adenine dinucleotide (FAD), reduced FAD ($FADH_2$), deoxy-haemoglobin or oxy-haemoglobin, bilirubin and water [63].

The epidermis does not contain any blood vessels; therefore haemoglobin and bilirubin could be first found in the region of the basal membrane, which serves as a boundary between the epidermis and the dermis. Subsequently, their concentration increased with an increased blood content deep inside the dermis. The thickness of the epidermis varies between 50 μm and 600 μm depending on the skin area [64]. Therefore, to minimize the influence of blood chromophores, such as haemoglobin and bilirubin, the reflection measurements were performed on the palm of the hand where the epidermis has the largest thickness (up to 600 μm). Nevertheless, the high μ_a of haemoglobin still influences the diffuse reflectance as well as the scattering properties, as is visible in Figure 5. To minimize the influence of the blood chromophores on reflection measurements, the distance between the window of the excitation channel and the window of the receiving channel was chosen to receive the backreflected light from an average depth of 200 μm.

The redox cofactors, FAD and $FADH_2$, which play an important role in the cell metabolism, could be found at the highest concentrations in living cells, i.e. in the deep layers of the epidermis (stratum spinosum and stratum basale). These cell layers were not significantly affected by the reference measurements.

Melanin is also distributed in the basal layer of the epidermis and, thus, lies in the depth of the epidermis/dermis boundary. The concentration of cutaneous melanin differs depending on the skin type of the volunteers. Therefore, to average the possible influence of melanin, the volunteers with the skin type II or III according to the Fitzpatrick classification [57], were included in the study. As melanin influences the reflection measurements, the investigations were performed on the palms of the hands of volunteers, where the melanin concentration in the volunteers of different skin types varies only slightly.

The depth distribution of carotenoids in human epidermis is inhomogeneous with the prominent concentration gradient starting from the skin surface towards the deeper layers of the epidermis [65, 66]. The highest concentration was found on the skin surface and in the upper layers of stratum corneum. This can be explained by the continuous secreting of the carotenoids via sweat glands and/or sebaceous glands to the skin surface [66, 67]. The relation between the highest carotenoid concentration measured at a depth of 6 ± 2 μm, and the concentration measured at a depth of 24 μm was found to be in the region of 7 ± 2 [67]. It is assumed that the carotenoid concentration in the deepest epidermal layer, stratum basale, is high, which could be related to the diffusion processes of carotenoids from the blood, lymph and adipose tissue. Consequently, the epidermal carotenoids are ideal components for detection by reflection spectrometry.

Other epidermal chromophores, such as protein-bounded amino acids tryptophan and tyrosine, as well as nicotinamide adenine dinucleotide (NAD+), reduced NAD+ (NADH), urocanic acid, fatty acids, DNA, vitamin E and proteins absorb predominantly in the UVB part of the optical spectrum [63] and do not influence the performed measurements.

Water has a minimal absorption coefficient in the blue range of the spectra [68] and, thus, has no influence on the performed measurements.

Therefore, it could be concluded that in the measured range between 458 nm and 472 nm, mostly carotenoids are responsible for the absorption, which can be detected easily by reflection measurements on human skin. On the palm, the epidermis has a thickness of approximately 300–600 μm. This skin area is preferred in the case of reflection measurements, as the influence of the above-mentioned blood chromophores and melanin is less pronounced. This assumption is supported by the calibration measurements using RRS data as reference values: the data showed a strong correlation (see Figure 4). The remaining influences of haemoglobin and other chromophores, as well as the different scattering properties, affect spectra in the selected wavelength region to a lesser extent than the cutaneous carotenoids. A comparable situation also ap-

pears in the case of bovine udder skin, resulting in comparable correlations between the predicted and measured values. No data regarding bovine udder skin could be found in the literature.

Different scattering properties can influence the results of both measurement systems [44, 45]. Consequently, the reproducibility is limited but can be optimized by separating the absorption and scattering properties using inverse Monte Carlo simulations or other approximation theories, in order to solve the radiation transport equation. For such investigations, for example, spatially resolved measurements are necessary [61, 69]. The investigations by Reble et al. [61] have shown that the reproducibility of RRS can be improved by separating absorption and scattering properties, whereby changes in the scattering properties have less influence than absorption changes.

The advantage of the presented measurements is the availability of noninvasive reference data obtained with RRS, which are correlated with the cutaneous carotenoid concentration [70, 71]. The PLS does not require all influencing parameters, but a broad pool of reference data of the requested substance under different conditions is required to provide reliable results. The lack of other in vivo reflectance measurements to determine substances in the skin are reliable reference data of the target substances, because often they cannot be determined noninvasively and the application of invasive procedures is limited on account of ethical reasons. Regarding the ethical problem when taking biopsies from the palm of healthy volunteers the RRS with its limitations is a specific method to determine carotenoids and can be used for calibration of the presented RS method leading to reliable calibration data by providing data that should correlate with the lifestyle, nutrition and stress factors of the measured subjects. Nevertheless, for the determination of absolute carotenoid concentration validation investigations on biopsies with HPLC are still necessary.

5. Conclusion

Reflection spectroscopy could serve for noninvasive measurements of carotenoids in human skin. The measurement principle based on the multivariate analyses of diffuse reflectance spectra recorded after the excitation of the skin with blue LED light in the range 465 ± 25 nm.

The calibration measurements provided by the use of resonance Raman spectroscopy (RRS) showed a strong correlation coefficient of $R = 0.88$ for human skin in vivo and of $R = 0.81$ for bovine udder skin, in vitro.

This high correlation for carotenoids could be reached because the influence on the reflection measurements of other cutaneous chromophores (melanin, FAD, $FADH_2$, haemoglobin, bilirubin, water, tryptophan, tyrosine, NAD+, NADH, urocanic acid, fatty acids, DNA, vitamin E and proteins) could be reduced by the selection of the wavelength range and the measurement skin area on the palm, where the stratum corneum is 10 times thicker than on other skin areas. Therefore, most of the backscattered light only reaches a small number of the above-mentioned chromophores. The remaining influences of e.g., haemoglobin and scattering properties contribute to a lesser extent than the carotenoid concentration. Furthermore, the existence of adequate reference data provided by the noninvasive RRS is a prerequisite in order to obtain such high correlation coefficients using the method of partial least squares.

Therefore, the miniaturized spectroscopic system, whereby the working principle is based on reflection spectroscopy, could be a suitable noninvasive device for quick, safe and reliable measurements of carotenoids on the palms of humans or on bovine udder skin providing data correlating with the lifestyle, nutrition and stress factors of the measured subjects. Consequently, this method can be used for in vivo monitoring of the carotenoid concentration in human or animal skin.

Acknowledgements We would like to thank the Foundation "Skin Physiology" of the Donor Association for German Science and Humanities for financial support.

Maxim E. Darvin studied at the Moscow State Engineering Physics Institute, the Faculty of Experimental and Theoretical Physics, Department of Medical Physics, where he completed his master's degree in physics. After a postgraduate study he was awarded the titles Dr. rer. med. in 2007 at the Humboldt University of Berlin, Germany and Dr. rer. nat. in 2010 at the Saratov State University, Russia. His main interests are medical physics, laser techniques, quantum electronics, spectroscopy, biophysics, skin physiology.

Carl Sandhagen studied measurement engineering at the University of Applied Sciences and Arts in Göttingen, Faculty of Natural Sciences and Technology. After graduation as an engineer in 1998 he worked on the topic of fluorescence spectroscopy of single molecules at the Max Planck Institute for Biophysical Chemistry in Göttingen and developed photoacustical spectroscopy setups at the University of Applied Sciences and Arts in Göttingen. He joined the firm Opsolution Spectroscopic Systems in 2005, working in the design and

development of spectroscopic systems for application onto the skin. Since 2008, he has worked at Opsolution NanoPhotonics on the development of spectroscopic systems with tuneable optical sensor arrays.

Wolfgang Köcher holds a master degree in engineering and received his Ph.D. from the University of Kassel. He was chief engineer for system design at the University and leader of development projects for domestic combined heat and power based on Stirling engines, Stirling air-condition systems and systems applying CO_2 as a refrigerant. After changing his scientific work to optical applications, with a partner, he founded the company Opsolution Spectroscopic Systems applying reflection spectroscopy for the development and production of small handheld systems.

Wolfram Sterry studied Medicine at the University of Cologne. From 1984 to1991 he was the Vice chairman of the Department of Dermatology at the University of Kiel and from 1991 to 1994 Professor and chairman of the Department of Dermatology at the University of Ulm. In 1994 he became a Professor and the chairman of the Department of Dermatology at the University Hospital Charité in Berlin. Prof. Sterry was Dean of the Medical Faculty at the University of Ulm (1993–1994) and at the Charité Berlin (1995–1997). He is Editor and Associated Editor of different scientific Journals.

Juergen Lademann studied at the Moscow State University, the Physical Faculty, Quantum Electronics Department, where he completed his master's degree. In 2000, Prof. Lademann was appointed Professor of Dermatology at the Charité University Hospital Berlin. He is the Editor of the international journal "Skin Pharmacology and Applied Skin Physiology" and the President of the "International Society of Skin Pharmacology and Physiology".

Martina C. Meinke studied chemistry at the Free University of Berlin and did her Ph.D. in1994. After graduation she built up and headed a laboratory for environmental analysis in Brandenburg until 1999. Then she switched to the medical diagnostics field and was employed by the Charité University Hospital. After a postgraduate study she was awarded the title medical physicist in 2006. Since 2007 she has been assistant professor for medical physics. Her main focus is on optical spectroscopy and diagnostics of blood and skin as well as electron paramagnetic resonance measurements in skin.

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